SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934, as amended

Check the appropriate box:

[   ]          Preliminary Information Statement

[   ]          Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

[X]          Definitive Information Statement

NEVADA PROCESSING SOLUTIONS
(Name of Registrant as Specified In Its Charter)

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[X]          No fee required.

[   ]          Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)             Amount Previously Paid:
(2)             Form, Schedule or Registration Statement No.:
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NEVADA PROCESSING SOLUTIONS

580 Decker Dr., Suite 285
Irving, TX 75062

INFORMATION STATEMENT
SHAREHOLDER ACTION BY MAJORITY WRITTEN CONSENT
IN LIEU OF A MEETING OF SHAREHOLDERS
ON OR ABOUT FEBRUARY 1, 2010

IMPORTANT NOTICE:  THE COMPANY’S INFORMATION STATEMENT AND 2009 ANNUAL REPORT ARE AVAILABLE ONLINE AND CAN BE ACCESSED AT THE FOLLOWING INTERNET ADDRESS: http://www.sec.gov

To the Stockholders of NEVADA PROCESSING SOLUTIONS:

Notice is hereby given to all shareholders that the purpose of this Information Statement is to inform the holders of record, as of the close of business on February 18, 2010 (the “Record Date”) of shares of Common Stock (the “Voting Stock”), which have the voting power of Nevada Processing Solutions, a Nevada corporation (the “Company”) that our Board of Directors on February 1, 2010 approved and on that same date our majority shareholder ratified by written consent in lieu of an actual meeting of shareholders, the following matters:

On February 1, 2010, our Board of Directors adopted a resolution to amend and restate our Articles of Incorporation to change our name to “MMAX MEDIA, INC.” (the “Amendment”) in conjunction with the assignment of assets and the change of business plan undertaken by the Company which was previously disclosed in a filing on Form 8-K, dated February 1, 2010.  As disclosed, on February 1, 2010, the Company entered into an assignment agreement regarding certain video copyrights and related intellectual property, all developed under the trademarked name “Mixed Martial Arts Xtreme” its acronym, “MMAX” and the corporate logo, which are registered with the USPTO under trademark Reg. No. 3,677,146, and trademark application Serial No. 77592631, which was issued a Notice of Allowance by the USPTO on July 7, 2009, and is currently in the final document submission phase awaiting issuance of the Trademark Registration Number.  In addition to the Trademarks assigned to the Company, we have also been assigned full ownership of all MMAX intellectual property and film assets, including all raw and finished video footage developed from live mixed martial arts event production filmed in Mexico, all produced MMAX Fights television series in two hour, one hour and thirty minute formats, all semi-produced, unedited, and edited MMAX Fights footage, the MMA reality television series produced under the name “Campeon Mmaximo”.  Based on the acquisition of these intellectual property assets and the new business plan undertaken by the Company, we have determined it to be necessary and in the best interest of the Company to change our corporate name to reflect this new media business and our core “MMAX” assets which rely on and utilize our trademark and brand.

As part of our change in business operations, we have decided to change the Company’s Transfer Agent to Empire Stock Transfer, Inc., of Henderson, Nevada.  This action should not considered a material event and will not impact our operations or business to any material extent.  We believe that we will recognize some economic benefit from reduced fees and delivery costs, but any savings or benefits will likely be immaterial to our results of operations or financial statements.

In order to implement the change in business operations, we need access to media production and editing facilities, and we need to be located near to our principal executive officers.  Thus, we have deemed it necessary and in the Company’s best interest to relocate the Principal Executive Offices of the Company to Irving, Texas.  Irving, Texas is the situs of our CEO, Larry Biggs, and is in close proximity to the production and editing facilities of our President, Tommy Habeeb.  The Company will no longer conduct business in Las Vegas, Nevada and has effectively ceased operations under our prior business plan.

All of the foregoing matters are described in more detail in the attached Information Statement, and all capitalized terms are defined therein as well.

On February 1, 2010, the holder of approximately 91.85% of our common stock approved the Amendment to our Articles of Incorporation by shareholder majority written consent in lieu of a meeting of shareholders. We shall file the Certificate of Amendment with the Nevada Secretary of State on Friday, February 19, 2010, with an effective date of March 12, 2010.  This information statement is first being mailed to you on or about February 19, 2010, with the effective date of the actions to be March 12, 2010, which effectiveness will be more than twenty (20) days from the date of the mailing of this Information Statement.

Only stockholders of record at the close of business on the Record Date are entitled to receipt of this Information Statement.  No action is required by you.  This Information Statement is being sent to you for informational purposes only.  The Company Information Statement is furnished in accordance with Section NRS 78.320-2 of the Nevada Corporation Law and Rule 14C of the Securities Exchange Act of 1934, as amended.  This information is first mailed to you on or about February 19, 2010.  We are not asking for a proxy or vote on any of the matters described therein. However, we encourage you to read the Information Statement carefully.

Sincerely,

By: /s/ Larry Biggs
Larry Biggs, CEO
Irving, Texas

March 2, 2010

NEVADA PROCESSING SOLUTIONS
580 Decker Dr., Suite 285
Irving, TX 75062

INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING

This Information Statement and Notice of Action Taken by Majority Written Consent Without a Meeting of Shareholders is being furnished by the Board of Directors (the “Board”) of Nevada Processing Solutions (the “Company,” “we”, “our” or “us”) to the holders of our common stock, $0.001 par value per share (the “Common Stock”) at February 18, 2010 (the “Record Date”) in connection with the following matters:

•	The filing of the Amended and Restated Articles of Incorporation (the “Amendment”), in the form attached hereto as Annex A, which will (i) change the name of the Company to: MMAX MEDIA, INC.
•	Changing the Company’s Transfer Agent to Empire Stock Transfer, Inc.
•	Relocate the Principal Executive Offices of the Company to Irving, Texas.

Pursuant to Nevada Revised Statutes (the “NRS”), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under federal law these proposals may not be effected until at least twenty (20) days after this Information Statement has first been sent to our stockholders.  We will file an Amendment with the Nevada Secretary of State which sets the effective date for the name change as March 12, 2010, which effectiveness will be more than twenty (20) days from the date of the mailing of this Information Statement.  As part of the name change process, we will obtain a new CUSIP number and notify FINRA of the corporate action and request a new trading symbol for the Company’s Common Stock, which currently trades on the OTC-BB, under the trading symbol “NEPR”.

Our Board obtained the required approval for the Amendment by means of a written consent of stockholders on February 1, 2010.  A meeting to approve the Amendment is therefore unnecessary under State law, and our Board decided to forego the expense of calling and having such a meeting for the purpose of ratifying those matters which have already been approved by a majority of our Voting Shares.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about February 19, 2010, to the holders of our outstanding common stock as of the Record Date.

ABOUT THE INFORMATION STATEMENT

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Nevada Processing Solutions
580 Decker Dr., Suite 285
Irving, TX 75062

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the close of business on the Record Date of the approval of the Amendment. Our principal stockholder holding 91.85% of the Company’s outstanding common stock consented to the Amendment pursuant to a written consent dated February 1, 2010.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of common stock as of record on the close of business on the Record Date, which is February 18, 2009, will be entitled to notice of the approval of the Amendment and the Plan. Under the NRS, all the activities requiring stockholders approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Amendment and the Plan is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the common stock, each of whom is entitled to one vote per share. As of the record date, 3,375,000 shares of common stock were issued and outstanding.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our common stock outstanding on the Record Date is required for approval of the Amendment and the Plan. The approval of such majority was obtained pursuant to a written consent dated February 1, 2010.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 195,000,000 shares of common stock, of which 3,375,000 shares were issued and outstanding and 5,000,000 shares of preferred stock are authorized, of which 872,690 are issued, outstanding or otherwise committed. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock. The following shareholder (holding the indicated number of shares) voted in favor of the proposals:

Holder	Number of Shares	Percentage
J. Chad Guidry	3,100,000	91.85%
Larry Biggs	*	-%
Tommy Habeeb	*	-%
TOTAL	3,100,000	91.85%

* Note:  The newly appointed executives of the Company are each entitled to receive 1,090,862 shares of our Common Stock, based on the Engagement Agreements entered into by each of the new executives on February 1, 2010.  Because these shares have not yet been issued, we are not counting these shares in determining the outcome of the shareholder vote.

Pursuant to Rule 14c-2 under the Exchange Act, the Amendment will not be effected until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the Amendment will be filed with the Secretary of State of the State of Nevada on or about the close of business on February 22, 2010, with an effective date for the name change to be set as March 12, 2010. The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. This Information Statement will serve as written notice to stockholders pursuant to the NRS.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of February 18, 2010 by: (1) each person who is a beneficial owner of more than 5% of the Company’s common stock, (2) each of the Company’s directors, (3) each of the Company’s named executive officers, and (4) all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and includes voting and investment power with respect to the securities. Except as indicated in the footnotes to the table below and to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of the Record Date, we had 3,375,000 issued and outstanding shares of common stock.

Unless otherwise indicated, the address of each listed person is in care of us at 4040 W. Hacienda Suite 130 Las Vegas, Nevada 89118.

Holder	Number of Shares	Title and Class	% Ownership
J. Chad Guidry	3,100,000	Common Stock	91.85
Larry Biggs; CEO/ Secretary, Treasurer/ Director	*		-
Tommy Habeeb; President / Director	*		-
Officers and Directors as a Group	3,100,000	Common Stock	91.85

* Note:  The newly appointed executives of the Company are each entitled to receive 1,090,862 shares of our Common Stock, based on the Engagement Agreements entered into by each of the new executives on February 1, 2010.  Because these shares have not yet been issued, we are not counting these shares in determining the outcome of the shareholder vote.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Each of our executive officers and member(s) of the Board of Directors has an interest in the approval of the Amendment, but the Amendment has no direct bearing on their position with the Company or other matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers, and individuals who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and changes in ownership of common stock with the Securities and Exchange Commission. Such persons are required by applicable regulations to furnish us with copies of all Section 16(a) reports that they file.

We have a series of Callable and Convertible Preferred Stock issued and outstanding which has been designated by certificate with the Nevada Secretary of State, filed on April 29, 2008 (the “Series A Preferred Stock”).  The Certificate of Designation is attached as Exhibit 3.4 to the Company’s S-1 registration Statement which was filed with the Commission on November 4, 2008 and declared effective on January 27, 2009.  Currently, there are 872,690 shares of our Series A Preferred Stock issued and outstanding and held by a single shareholder.  The Series A Preferred shares are convertible into a total of up to 8,726,900 underlying shares of our Common Stock which were registered in our S-1 Registration Statement of November 4, 2008.  Based on the Commission’s published Amicus brief in Levy v. Southbrook International Investments, Ltd., we do not believe that the holder of the Series A Preferred shares is required to file initial or change in ownership reports pursuant to Section 16(a) of the Exchange Act.

To the Company’s knowledge, based solely on the review of the copies of such reports furnished to the Company, all of the Company’s directors, officers and 10% stockholders have complied with the applicable Section 16(a) reporting requirements for the fiscal year ended December 31, 2009.

ACTION 1 - APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME

On February 1, 2010, the Company entered into an assignment agreement with several unrelated entities for the assignment of certain video copyrights and related intellectual property, all developed under the trademarked name “Mixed Martial Arts Xtreme” its acronym, “MMAX” and the corporate logo, which are registered with the USPTO under trademark Reg. No. 3,677,146, and trademark application Serial No. 77592631, which was issued a Notice of Allowance by the USPTO on July 7, 2009, and is currently in the final document submission phase awaiting issuance of the Trademark Registration Number.  Similarly, the “Macho TV” Trademark application Serial No. 77728776 has also been submitted and issued a Notice of Allowance by the USPTO on December 1, 2009, with final documentation pending and to be completed by the Company as assignee of the MMAX Assets.  In addition to the Trademarks assigned to the Company, we have also been assigned full ownership of all MMAX intellectual property and film assets, including all raw and finished video footage developed from live mixed martial arts event production filmed in Mexico, all produced MMAX Fights television series in two hour, one hour and thirty minute formats, all semi-produced, unedited, and edited MMAX Fights footage, the MMA reality television series produced under the name “Campeon Mmaximo”.  Collectively, the video assets comprise several thousand hours of unedited video footage sourced from live event promotions under the name “MMAX” and “Campeon Mmaximo” and 39 separate episodes of the one hour MMAX Fights television series in Spanish, along with 12 one hour episodes of “Campeon Mmaximo” the related reality television series, also filmed in Mexico in Spanish.  Included in the assignment, are the MMAX Xtreme, MMAX Fights, and Macho TV trademarks, MMAX, MMAFIA and Takikardia merchandising concepts and rights, which can be developed into soft goods merchandising such as clothing, t-shirts, board shorts, caps and other branded goods such as toys, action figures and sports gear, including the right to license the name “MMAX” to gymnasiums as a mixed martial arts training center.  Finally, in addition to the listed assets, the assignment includes the right to the live event mixed martial arts fight promotion business previously operated by the prior foreclosed upon business under the trademarked “MMAX Xtreme” and related “MMAX Fights” brands, all related websites, including “www.mmaxfights.tv”, and all other related assets, including the computer equipment and hard drives on which the intellectual property is stored.

On February 1, 2010, we accepted completed contracts and resolved to issue shares and thus entered into agreements with 55 individuals for the issuance of a total of 3,272,598 shares of our common stock in exchange for a release of claims and liability relating to the MMAX Assets which were concurrently assigned to us by the legal owners of the assets.  The purpose of the Settlement Agreements was to eliminate any potential claims related to the MMAX Assets, by the settling parties, which could possibly impair our ability to commercialize the MMAX Assets through the distribution of event-based programs to the U.S. and Latin American Spanish language television markets.  Also, entry into the Settlement Agreements was a stipulated condition imposed by the assignors of the MMAX Assets requiring that the Settlement Agreements be entered into so that the settling parties would have an opportunity to participate in the new business which is similar to the business that the settling parties previously invested in through an unrelated entity which ceased operations and had its assets foreclosed upon by various secured creditors.  The Settlement Agreements required that the settling parties release and waive any and all claims related to the MMAX Assets in exchange for shares of the Company’s common stock, which was issued pro rata in relation to the amount previously invested by the settling party in an unrelated failed business that previously owned the MMAX Assets.  In the Settlement Agreements, the Company expressly disclaimed any relationship, liability or responsibility to the Settling Parties, but accepted them as shareholders in exchange for their final and absolute waiver of rights and claims against any party which might adversely impact the continued pursuit of the MMAX business by the public company.  Certain former secured creditors of MMAX Enterprises, Inc., pursuant to the terms of a collateralized loan agreement entered into on January 15, 2008, foreclosed on the MMAX Assets and took possession of the assets pursuant to non-judicial foreclosure process, seizure of the assets, and entry into a settlement and assignment agreement, which included a waiver of claims against MMAX Enterprises, Inc., and its management.  In addition to all of the assets previously held by MMAX Enterprises, the secured creditors have invested further sums in pursuit of the former MMAX Business and have invested in the preservation of the assets, including but not limited to, payments for trademark filings with the USPTO, payment of legal fees related to the trademarks, costs of website maintenance and registration fees, costs for preservation and storage of the video assets, payments related to preserving the MMAX logo and brand name, and separately financing the video film production and post production of the 1st season of the mixed martial arts competition reality program entitled "Campeon Mmaximo" which was filmed in Cuernavaca, Mexico in March of 2009 and funded entirely by a third party financier.  The “Campeon Mmaximo” project is in a post-production phase and will be ready for airing pending completion and a distribution agreement being negotiated by the new management team which has been installed concurrently with the Settlement Agreements.

On February 1, 2010, we entered into an Engagement Agreement with Larry Biggs, to serve as our new CEO for a term of two years and serve as a member of the Board of Directors.  Mr. Biggs will be issued 1,090,862 shares of common stock in lieu of cash compensation and shall serve as our Chief Executive Officer and interim Chairman, until such time as a shareholder meeting is called requiring him to stand for election as a director, he resigns or is otherwise unable to serve in this capacity.  As part of the basic Engagement Agreement, Mr. Biggs will be entitled to negotiate a compensation package once the Company has obtained financing and implemented a budget which provides for executive compensation.  Mr. Biggs shall be entitled to maintain all of his other business arrangements and shall not be required to spend full time in his position.

On February 1, 2010, we entered into an Engagement Agreement with Tommy Habeeb, to serve as our new President for a term of two years and serve as a member of the Board of Directors.  Mr. Habeeb will be issued 1,090,862 shares of common stock in lieu of cash compensation and shall serve as our President and interim Director, until such time as a shareholder meeting is called requiring him to stand for election as a director, he resigns or is otherwise unable to serve in this capacity.  As part of the basic Engagement Agreement, Mr. Habeeb will be entitled to negotiate a compensation package once the Company has obtained financing and implemented a budget which provides for executive compensation.  Mr. Habeeb shall be entitled to maintain all of his other business arrangements and shall not be required to spend full time in his position.

On February 1, 2010, we entered into an assignment agreement that assigned to the Company all contractual rights previously held by three entities, one of which is a shareholder, relating to a television “Distribution Agreement” with HollywoodLaundromat.Com, Inc., a California corporation.  HollywoodLaundromat.Com, Inc., is a distribution company owned by Michael D. Wortsman, who previously served as the President of Univision Television Group, the leading Spanish language media company in the United States.  At the time of the assignment to the Company, the contract had not been completed and no payments or other monetary benefit had been received by any party, thus the contract is deemed a contingent or prospective right to benefit from the future commercialization of the MMAX Assets and not based on any ongoing or current business operations.  The Distribution Agreement grants distribution rights to all of the Company’s television series and video assets to HollywoodLaundromat.Com, Inc.  The terms of the Distribution Agreement require the distributor, HollywoodLaundromat.Com, Inc., to pay a variable percentage of all proceeds derived from television syndication of the Company’s video assets, based on the market and language of the programming.  Currently, our distributor has secured distribution of 39 episodes (three seasons) of the MMAX Fights one hour television series on a limited basis in Puerto Rico which is scheduled to commence this month.  There is no guaranty that all of the episodes will air because the television network has reserved the right to terminate the syndication agreement subject to its own discretion.  Our distributor has entered into a revenue sharing arrangement with a network station, which means that our revenue derived from syndication of the MMAX Fights television series, if any, will be based on a percentage of the revenue generated by the television network which will air our content.  Thus, because the contract has not commenced and has not produced any revenues, we do not have any basis upon which to make a revenue projection and we do not have a contractually committed sum or payment due from our distributor.  We anticipate that our distributor will seek additional markets for our MMAX Fights series and the Campeon Mmaximo reality program.

Details of the assignment and related agreements are contained in a Form 8-K filed with the Securities and Exchange Commission on February 1, 2010.

The new management of the Company believes that, in order to maximize the brand power and to fully utilize the benefits of its newly acquired trademarks, and in order to bring the Company’s name into alignment with the new media focused business plan, certain changes were needed to the Company’s Articles of Incorporation. These changes include the following, and reference is made to Annex A for a full copy of the proposed Amended and Restated Articles of Incorporation.

AMENDMENT CHANGE OF COMPANY NAME

On February 1, 2010, our principal stockholder holding 91.85% of the voting power of the Company’s issued and outstanding common stock executed a written consent in lieu of meeting authorizing our Board of Directors to change the Company’s name from Nevada Processing Solutions to MMAX MEDIA, INC.

Purpose of Amendment

We desire to create a distinctive name for the Company and create a new brand recognition in the marketplace. MMAX MEDIA, INC. will function as a holding company for different operating subsidiaries and for any other companies it may possibly acquire in the future. We believe the names MMAX, MMAX MEDIA and Mixed Martial Arts Xtreme, provide unique brand and corporate identification that will be recognizable as a distinctive company.

General Effect of Amendment

Changing our name will not affect, in any way, the validity or transferability of currently outstanding stock certificates. The cost of changing our name will be immaterial. Upon the effectiveness of the Amendment with the Secretary of State of the State of Nevada, the name change will be officially changed to MMAX MEDIA, INC. Our name under which we trade our common stock on the Over-the-Counter Bulletin Board and our trading symbol on such market will also change.

COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock is traded in the over-the-counter market on the NASDAQ OTC Bulletin Board under the symbol NEPR. To our knowledge, there are no active market makers in our stock. Upon the effectiveness of the Amendment, the symbol will be changed to “____.”

Holders

As of February 18, 2010, there were 3,375,000 common shares of the Company’s common stock were held by 23 holders of records.

Dividends

We have never paid any dividends, and we do not anticipate any stock or cash dividends, and we do not anticipate any stock or cash dividends on our common stock foreseeable future.

DISSENTERS’ RIGHTS OF APPRAISAL

Pursuant to the NRS, no stockholder that objects to the Amendment will have any right to receive from us the fair value of his, her or its shares. The NRS provides that any provision of our Amended and Restated Articles of Incorporation may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series. The Amendment and the Plan were adopted by the holders of a majority of the shares entitled to vote thereon.

ADDITIONAL INFORMATION

PLEASE READ THIS ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and information statements and other disclaimers with the SEC. These documents and other information can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com.

By Order of the Board of Directors,

/s/ Larry Biggs
Larry Biggs
CEO and Director

Irving, Texas

March 2, 2010